Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Knology, Inc.

West Point, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 14, 2008, relating to the consolidated financial statements of Knology, Inc. (the “Company”) for the years ended December 31, 2007 and 2006 and the effectiveness of Knology, Inc.’s internal control over financial reporting as of December 31, 2007 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Atlanta, Georgia
August 25, 2008